Exhibit 5.1(b), 8.1(b) and 23.1(b)

THACHER
  PROFITT
=========


                                                    Thacher Profitt
                                                    Two World Financial Center
                                                    New York, NY  10019

                                                    Fax 212.912.7751
                                                    www.tpw.com


                                                               January 7, 2005



Financial Asset Securities Corp.            Greenwich Capital Acceptance, Inc.
600 Steamboat Road                          600 Steamboat Road
Greenwich, Connecticut 06830                Greenwich, Connecticut 06830


                  Financial Asset Securities Corp.
                  Greenwich Capital Acceptance, Inc.
                  Mortgage Backed/Asset-Backed Certificates and
                  Mortgage-Backed/Asset-Backed Notes
                  Registration Statement on Form S-3
                  ---------------------------------------------

Ladies and Gentlemen:


      We are co-counsel to Financial Asset Securities Corp., a Delaware corporation, and Greenwich Capital Acceptance, Inc., a Delaware corporation (the "Registrants") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Backed/Asset-Backed Certificates (the "Certificates") and Mortgage-Backed/Asset-Backed Notes (the "Notes," and together with the Certificates, the "Securities"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Certificates are issuable in series, either (i) under pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement"), among the related Registrant, a master servicer to be identified in the prospectus supplement for such series of Certificates and a trustee also to be identified in that prospectus supplement or (ii) under trust agreements (each such agreement, a "Trust Agreement"), between the related Registrant and a trustee to be identified in the prospectus supplement for such series of Certificates. The Notes are issuable in series under indentures (each such agreement, an "Indenture"; a Pooling and Servicing Agreement, a Trust Agreement or an Indenture, an "Agreement" ), between an issuer and an indenture trustee, to be identified in the prospectus supplement for such series of Notes. Each Agreement will be substantially in the form filed as an Exhibit to the Registration Statement. Capitalized terms used by not defined herein shall have the meanings assigned to them in the Registration Statement.

      In connection with rendering this opinion letter, we have examined the forms of the Agreements incorporated by reference in the Registration Statement, the Registration Statement and such records and other documents as we have deemed necessary. As to matters of fact, we



New York      Washington       White Plains      Jersey City      Mexico City

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Financial Asset Securities Corp.
Greenwich Capital Acceptance, Inc.
January 7, 2005                                                         Page 2


have examined and relied upon representations or certifications of officers of the Registrants or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents. We have assumed that all parties, other than the Registrants, had the corporate power and authority to enter into and perform all obligations thereunder and, as to such parties, we also have assumed the enforceability of such documents.

      In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the corporate laws of the State of Delaware, nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the application of "doing business" or the securities laws of any jurisdiction. This opinion letter is further subject to the qualification that enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other laws affecting the enforcement of the rights of creditors generally and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

      Based on the foregoing, we are of the opinion that:

      1. When a Pooling and Servicing Agreement or a Trust Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Pooling and Servicing Agreement or Trust Agreement will be a legal and valid obligation of the related Registrant.

      2. When an Indenture for a series of Notes has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Indenture will be a legal and valid obligation of the applicable issuer.

      3. When a Pooling and Servicing Agreement or a Trust Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Certificates of such series have been duly executed and authenticated in accordance with the provisions of that Pooling and Servicing Agreement or Trust Agreement, and issued and sold as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, such Certificates will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders of such Certificates will be entitled to the benefits of that Pooling and Servicing Agreement or Trust Agreement.

      4. When an Indenture for a series of Notes has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Notes of such series have been duly executed and authenticated in accordance with the provisions of that Indenture, and issued and sold as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, such Notes will be legally and validly issued and


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Financial Asset Securities Corp.
Greenwich Capital Acceptance, Inc.
January 7, 2005                                                         Page 3


            outstanding, fully paid and non-assessable, and the holders of such Notes will be entitled to the benefits of that Indenture.

      5. For federal income tax purposes, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Trust Fund (or each applicable portion thereof) will qualify as a one of more REMICs and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" or "residual interests" in that REMIC within the meaning of the REMIC Provisions. This opinion confirms and adopts the opinion set forth in the Prospectuses and Prospectus Supplements which form a part of this Registration Statement.

      6. For federal income tax purposes, assuming compliance with all provisions of the related Indenture, Owner Trust Agreement and certain related documents and upon issuance of the Notes, (i) the Notes will be treated as indebtedness and (ii) the issuer, as created pursuant to the terms and conditions of the Owner Trust Agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. This opinion confirms and adopts the opinion set forth in the Prospectuses and Prospectus Supplements which form a part of this Registration Statement.

      7. For federal income tax purposes, assuming compliance with all provisions of the related Pooling and Servicing Agreement and upon issuance of such Grantor Trust Certificates, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. This opinion confirms and adopts the opinion set forth in the Prospectuses and Prospectus Supplements which form a part of this Registration Statement.

      We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectuses included in the Registration Statement under the heading "Legal Matters" and in the prospectus supplement for any series of Securities in which our name appears under the heading "Legal Matters" and/or "Federal Income Tax Consequences", without admitting that we are "experts" within the meaning of the Act, and the rules and regulations thereunder, with respect to any part of the Registration Statement, including this Exhibit.


                                    Very truly yours,

                                    /s/ THACHER PROFFITT & WOOD LLP
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